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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No.333-65642) and related prospectus of Ventas, Inc. for the registration of 25,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 2, 2001, with respect to the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky
December 3, 2001